Exhibit 1.1

Execution Version

Colony Starwood Homes

Common Shares of Beneficial Interest
($0.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

April 7, 2017

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith

                                         Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Colony Starwood Homes, a Maryland real estate investment trust (including its predecessor, as the context requires, the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as sales agent and/or principal (each, an “Agent,” and collectively, the “Agents”), shares (the “Shares”) of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), having an aggregate gross sales price not to exceed $300,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement.  The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-214062), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”).  The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto through such time, including the exhibits and any schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents or other information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto through the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents or other information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or Section 3(c) hereof,  including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), Section 3(c) or Section 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.”  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to a specific offer and sale of any Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.

“General Disclosure Package” means, with respect to a specific offer and sale of any Shares, each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), Section 3(c) or Section 3(n) hereof that is distributed (or deemed to be sent pursuant to Rule 172 of the 1933 Act Regulations (“Rule 172”) or any similar rule) to investors prior to the Applicable Time and the number of such Shares sold in such offer and sale and the public offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (1) required to be filed with the Commission by the Company, (2) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (3) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents or the applicable Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or the applicable Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.  Representations and Warranties.  Each of the Company and Colony Starwood Homes Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), jointly and severally, represents and warrants to the Agents as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(a)Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement is an automatic shelf registration statement under Rule 405, and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(b)Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, the General Disclosure Package did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in this Section 1(b) do not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the applicable document, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in Section 6(b) hereof. Each document incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when filed with the

Commission or when it became effective, as applicable, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto that has not been superseded or modified.

(d)Well-Known Seasoned Issuer.  (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, (iv) as of the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement, and (v) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(e)Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (iii) as of the date of this ATM Equity Offering SM Sales Agreement and any Terms Agreement and (iv) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f)Financial Statements; Non-GAAP Financial Measures.  The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries, and of Colony American Homes, Inc. (“CAH”) and its consolidated subsidiaries, included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the financial condition, results of operations and cash flows of the Company and CAH, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1934 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any selected financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly present, on the basis stated therein, the information included therein.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1934 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, in each case to the extent applicable.

(g)Independent Accountants.  Ernst & Young LLP, the accountants who have reviewed certain financial statements of the Company and its consolidated subsidiaries, and who have certified certain financial statements of CAH and its consolidated subsidiaries and delivered a report with respect to the audited consolidated financial statements of CAH, which financial statements and report are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to each of the Company and CAH within the meaning of the 1934 Act and the applicable published rules and regulations thereunder.

(h)No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise; (iii) there has been no obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company or any of its Subsidiaries incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(i)Good Standing of the Company.  The Company has been duly organized and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(j)Good Standing of Subsidiaries.  Each of the Company’s “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) is set forth on Schedule II hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) and has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; the Operating Partnership has limited partnership power and authority to enter into and perform its obligations under this Agreement; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other person or entity.  Except for the equity interests in the Subsidiaries and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(k)General Partner.  Colony Starwood Homes GP, Inc., a Delaware corporation (the “General Partner”), has corporate power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.  The Company is the sole stockholder of the General Partner.  The General Partner is the sole general partner of the Operating Partnership.

(l)Capitalization.  The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the Company’s balance sheet appearing in its most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package or the Prospectus. The issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Common Shares have been registered pursuant to Section 12 of the 1934 Act.

(m)OP Units.  All of the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  The units of partnership interest in the Operating Partnership (“OP Units”), including without limitation, the OP Units to be issued to the Company in connection with the Company’s issuance of Common Shares pursuant to this Agreement, will be duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the time of their issuance will be validly issued and fully paid.  None of the OP Units have been or will be issued in violation of the preemptive or similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(n)Authorization of  this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(o)Partnership Agreement.  The Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of January 5, 2016, has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(p)Status and Description of Shares.  The Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus under the caption “Description of Shares.” No holder of Shares will be subject to personal liability by reason of being such a holder, and the issuance of the Shares is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(q)Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its declaration of trust, charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Shares and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder have been duly authorized by all necessary real estate investment trust and limited partnership action, as the case may be, and: (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the

Registration Statement, the General Disclosure Package and the Prospectus); (ii) do not and will not result in any violation of the provisions of the declaration of trust, charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents of the Company or any Subsidiary; and (iii) do not and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except in the case of this clause (iii) for such violations that would not result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(r)Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(s)Accuracy of Descriptions.  The descriptions in the Registration Statement, the General Disclosure Package or the Prospectus of affiliate transactions, contracts (including without limitation this Agreement) and other legal documents are true and correct in all material respects, and there are no material affiliate transactions, contracts or other documents that are not described in the Registration Statement, the General Disclosure Package and the Prospectus. All agreements between the Company or the Operating Partnership and any other party expressly referenced in the Registration Statement, the General Disclosure Package or the Prospectus have been duly and validly authorized, executed and delivered by the Company or the Operating Partnership, as the case may be, and are legal, valid and binding obligations of the Company or the Operating Partnership, as the case may be, enforceable against the Company or the Operating Partnership, as the case may be, in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(t)Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement in connection with the offering, issuance, sale or delivery of Shares or the consummation of the transactions contemplated by this Agreement, except as such as have been already obtained or as may be required under the 1933 Act, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(u)Absence of Manipulation.  Neither the Company, nor the Operating Partnership nor any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(v)Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business now operated by them, except (i) where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; or (ii) as otherwise specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)Property.  (i) The Company holds, directly or indirectly through its wholly-owned subsidiaries, good and marketable title to all real property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by it (individually, a “Property,” and, collectively, the “Properties”); (ii) the Company and the Subsidiaries have good and marketable title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; (iii) and no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, except in the case of clauses (i), (ii) and (iii) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(x)Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership knows of any violation of any municipal, state, federal or homeowners’ association law, rule or regulation concerning any Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any of the Subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect.

(y)Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(z)To the knowledge of the Company and the Operating Partnership, water, storm-water, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa)Investment Company Act.  Neither the Company nor the Operating Partnership is and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(bb)Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)Registration Rights.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have the offer and sale of any securities registered by the Company under the 1933 Act.

(dd)Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the filing of the Company’s most recent Annual Report on Form 10-K, there has been: (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); and (ii) there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ee)Disclosure Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(ff)Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, all rules and regulations promulgated thereunder and the implementing provisions thereof with which the Company is required to comply as of the date hereof.

(gg)Payment of Taxes.  All United States federal income tax returns of the Company required by law to be filed have been timely and accurately filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect.  The Company has timely and accurately filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect.  The charges, accruals and reserves on the consolidated books of the Company in respect of any income and other tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income or other tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(hh)Tax Classification of the Operating Partnership.  The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company or its previous beneficial owner, Starwood Property Trust, Inc., for federal tax purposes throughout the period from its formation through the date hereof.

(ii)Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering the Company and its Subsidiaries against such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire; or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(jj)Statistical and Market-Related Data.  Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(kk)eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ll)Foreign Corrupt Practices Act.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any affiliate, trustee, officer or employee of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation: (i) by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the Bribery Act 2010 of the United Kingdom (including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA); or (ii) of any other applicable anti-bribery or anti-corruption law, and the Company and its Subsidiaries have conducted and will continue to conduct their business in compliance with the aforementioned laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)OFAC.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any affiliate, trustee, officer or employee of the Company is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently: (i) subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department,  the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (and including, without limitation, the being designated as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any such Sanctions or to fund or facilitate any activities of or business located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.  Since their inception, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(oo)Real Estate Investment Trust Status. Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current organization and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(pp)Actively-Traded Security.  The Common Shares are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agents or to counsel for the Agents in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agents as to matters covered thereby, to each Agent.

Section 2.  Sale and Delivery of Shares.

(a)Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time.  Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Section 4 and Section 5 hereof.  On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares (or the maximum aggregate gross sales price) to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction.  On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or securityholders of the Company or its Subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell,  hereunder prior to the giving of such notice.

(d)The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall not exceed 2.0% of the gross sales price for such Shares.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any Subsidiaries or any of their respective properties, assets or operations (“Governmental Entity”) or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Company as promptly as practicable following such sales if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing.  The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity Offering SM Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.  If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act become satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents.

(h)Settlement for sales of Shares will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agents (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds (or, at the sole election of the applicable Agent, the gross proceeds) from the sale of such Shares in same day funds delivered to an account designated by the Company.  If, pursuant to the parenthetical of the immediately preceding sentence, such Agent elects to deliver the gross proceeds instead of the Net Proceeds, then the difference between such gross proceeds and Net Proceeds shall be set forth and invoiced in a periodic statement from such Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.  If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel, accountants’ letter and CFO certificate specified in Section 3(o), Section 3(p), Section 3(q) and Section 3(r), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(u) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel, accountants’ letter or CFO certificate pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel, accountants’ letters and CFO certificates as provided in Section 3(o), Section 3(p), Section 3(q)and Section 3(r), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below.  Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement.  The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel, accountants’ letter and CFO certificate pursuant to Section 3(o), Section 3(p), Section 3(q)and Section 3(r), respectively, hereof.  In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.   The Company agrees with the Agents:

(a)Compliance with Securities Regulations and Commission Requests.  The Company, subject to Sections 3(b)and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares ,as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information that relates to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares.  In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment.  In the event of any issuance of a notice of objection, by the Commission, the Company will use its reasonable best efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.  The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable judgment of the Company or counsel to the Company or to the Agents, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as promptly as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(c)Filing or Use of Amendments and Supplements.  The Company will give the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(d)Delivery of Registration Statements.  The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, as many signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits and supplements thereto) as the Agents and counsel for the Agents may reasonably request.  The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)Delivery of Prospectuses.  The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request.  The Company will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)Reporting Requirements.  The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Company shall report the use of the Net Proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states and U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)Use of Proceeds.  The Company and the Operating Partnership will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)Listing.  The Company will use its reasonable best efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares on the NYSE.

(k)Notice of Certain Actions.  During the period beginning on the first Trading Day immediately prior to the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent and ending on the last Trading Day on which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with the offer or sale of such Shares, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least two business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be offered and sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion, exercise or exchange of a security outstanding on the first Trading Date prior to the delivery by the Company to the applicable Agent of such instructions to sell Shares hereunder and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares, share units or any other securities convertible into or exchangeable for Common Shares issued or granted to employees or trustees of the Company pursuant to, or the filing of a registration statement with respect to, any existing or future benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any rights to purchase Common Shares or Common Shares issued pursuant to, or the filing of any registration statement with respect to, any existing or future share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, in each case as then amended, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)No Stabilization or Manipulation.  The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)Update of Activity under this Agreement.  The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period

(which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8‑K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Section 5(g)and Section 5(h) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificates (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented as of the date of such certificates) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Section 5(g) and Section 5(h) hereof, modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented as of the date of such certificates; provided, that the Company shall not be required to furnish such certificates during a Suspension Period pursuant to Section 3(y) hereof. As used in this Section 3(o) to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents or, in the case of clause (A) above, such Agents, as the case may be,) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b), Section 5(c), Section 5(d)and Section 5(e), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance);

provided, that the Company shall not be required to furnish such opinions and letters during a Suspension Period pursuant to Section 3(y) hereof. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(f) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish such letter during a Suspension Period pursuant to Section 3(y) hereof.  As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)Delivery of Future CFO Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a CFO certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the CFO certificate referred to in Section 5(i) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented as of the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(i) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented as of the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(y) hereof. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(s)Trading in the Common Shares.  The Company consents to the Agents trading in the Company’s Common Shares for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(t)Non-Consummation Offer.  If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(u)Due Diligence Review.  The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner upon reasonable notice, in connection with offers and sales of Shares from time to time, including, without limitation, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(v)Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents.  If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness.  The Company will use its reasonable best efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(w)Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, (iii) use its reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness.  The Company will use its reasonable best efforts to take all other actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(x)REIT Status.  The Company will use its best efforts to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of trustees determines that operating in such manner is not in the best interests of the Company and its shareholders.

(y)Suspension Period.   The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”); provided, however, that a Terms Agreement may not be terminated except in accordance with its terms and with Section 9(b) or Section 9(c) hereof. During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(o) hereunder, legal opinions and letters pursuant to Section 3(p) hereunder, letters from independent accountants pursuant to Section 3(q) hereunder and CFO certificates pursuant to Section 3(r) hereunder shall be suspended and waived. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(o), 3(p), 3(q) and 3(r) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents of their customary due diligence update.  Each date on which any Suspension Period is deemed to end will be deemed to be a Request Date for purposes of this Agreement.

Section 4.  Payment of Expenses.

(a)Expenses.  Each of the Company and the Operating Partnership, jointly and severally, agrees to pay the costs and expenses relating to the following matters: (i) the printing (or reproduction), filing with the Commission (if applicable), and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any preliminary prospectus, any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) the preparation and filing with the Commission of, and the payment of any applicable filing fees in connection with, the Registration Statement or any amendment or supplement thereto (including any prospectus supplement relating thereto); (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agents relating to such registration and qualification, which shall not exceed $10,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) the fees and expenses of the transfer agent or registrar for the Shares; (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, which shall not exceed $10,000, in connection with, any required review by FINRA of the terms of sales of Shares; (x) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)Reimbursements.  If an aggregate offering price of Shares of at least $10,000,000 have not been offered and sold under this Agreement within 12 months after the date hereof (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, incurred in connection with the offering contemplated by this Agreement, subject to a maximum reimbursement of $100,000 (collectively, the “Expenses”). The Agents shall be solely responsible for allocating any Expenses reimbursed pursuant to this Section 4(b) among themselves.

Section 5.  Conditions of Agents’ Obligations.  The obligations of the Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof at each Representation Date, to the performance by each of the Company and the Operating Partnership of its covenants and obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement and Filing of Prospectus.  The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e).  The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened.  The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.  The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)Opinion of Counsel for the Agents.  On each date set forth in Section 3(p), the Agents shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.  In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(c)Opinion of Counsel to the Company.  On each date set forth in Section 3(p), the Agents shall have received the favorable written opinions of Sidley Austin LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and to such further effect as the Agents may reasonably request. In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents.  Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d)Opinion of Maryland Counsel to the Company.  On each date set forth in Section 3(p), the Agents shall have received the favorable written opinion or opinions of Venable LLP, counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of Maryland, upon the opinions of counsel satisfactory to the Agents.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(e)Opinion of General Counsel.  On each date set forth in Section 3(p), the Agents shall have received the favorable written opinion or opinions of Ryan A. Berry, Executive Vice President, General Counsel and Secretary of the Company, dated such date, to the effect set forth in Exhibit C hereto and to such further effect as the Agents may reasonably request.  In giving such opinion or opinions, such counsel may state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(f)Accountants’ Letter.  On each date set forth in Section 3(q), the Agents shall have received a letter from Ernst & Young LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(g)Officer’s Certificate on Size of ATM Program.  On each date set forth in Section 3(o), the Company shall have furnished to the Agents a certificate of an executive officer of the Company and the Operating Partnership, dated such date, in a form reasonably satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of trustees and the board of directors of the General Partner or a duly authorized committee thereof, and specifying the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(h)Officers’ Certificate for the Company and Operating Partnership.  On each date set forth in Section 3(o), the Company shall have furnished to the Agents a certificate of the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of the Company and the Operating Partnership and one additional senior executive officer of the Company and the Operating Partnership who is satisfactory to the Agents, dated such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and any supplements or amendments thereto used in connection with the offering of the Shares and this Agreement and that (A) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (B) each of the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date and (C) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)CFO Certificate.  On each date set forth in Section 3(r), the Company shall have furnished to the Agents a certificate of the Chief Financial Officer of the Company and the Operating Partnership, dated such date, in the form set forth in Annex II hereto and to such further effect as counsel to the Agents may reasonably request.

(j)Listing.  The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(k)Additional Documents.  On the date of this ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(l)Termination of this ATM Equity OfferingSM Sales Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this ATM Equity OfferingSM Sales Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 and Section 7 hereof, and the provisions of Section 8, Section 9(d), Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 16, Section 17,  Section 18, Section 19, Section 20, and Section 21 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)Indemnification by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, agrees to (i) indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent, any broker-dealer affiliate of an Agent involved in the distribution of the Shares, and each person who controls an Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus (or any amendment or supplement thereto), the General Disclosure Package, any “issuer free writing prospectus” as defined in Rule 433(h), any “issuer information” as defined in Rule 433(h) that the Company has filed or is required to file pursuant to Rule 433(d), any “road show” as defined in Rule 433(h), or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (y) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in subsection (b) below.  This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.

(b)Indemnification by the Agents.  Each Agent, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Operating Partnership, each of its directors, trustees and officers and each person who controls the Company or the Operating Partnership within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Agent, but only with reference to written information furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Agent may otherwise have.  The Company and the Operating Partnership acknowledge that the statements in the first and last sentences in the third paragraph under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.

(c)Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it is not materially prejudiced as a result thereof; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 7.  Contribution.  In the event that the indemnity provided in paragraph Section 6(a) or Section 6(b) of Section 6  is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Agents, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Operating Partnership and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and by the applicable Agents, on the other hand, from the applicable offering of the Shares; provided, however, that in no case under this Section 7 shall any Agent (except as may be provided in any agreement among the Agents relating to the applicable offering of the Shares) be responsible for any amount in excess of the discount or commission paid to such Agent in relation to the Shares sold or purchased by such Agent hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Agents, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the applicable offering (before deducting expenses) received by it, and benefits received by the applicable Agents shall be deemed to be equal to the total commissions or underwriting discounts received by the applicable Agents.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership, on the one hand, or the applicable Agents, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Operating Partnership and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of Section 6 and this Section 7, each person who controls an Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee, agent and broker-dealer affiliate of an Agent shall have the same rights to contribution as such Agent, and each person who controls the Company or the Operating Partnership within the meaning of either the 1933 Act or the 1934 Act and each director, trustee and officer of the Company or the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this Section 7.  The Agents’ obligations in this Section 7 to contribute are several in proportion to the number of Shares placed or underwritten by it in the applicable offering, and not joint.

Section 8.  Representations, Warranties and Agreements Unaffected by Investigations or Terminations.  The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company, the Operating Partnership or their respective officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this agreement or investigation made by or on behalf of any Agent, the Company, the Operating Partnership or any of the officers, directors, trustees, employees, agents or controlling persons referred to in Section 6 and Section 7 hereof.

Section 9.  Termination.

(a)This ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of 3 days prior written notice to the other parties hereto.

(b)The applicable Agents may terminate a Terms Agreement to which they are a party, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the applicable Agents, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by any Terms Agreement; (iv) a downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act) shall have occurred; or (v) any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act) shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(c)If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 and Section 7 hereof, and the provisions of Section 8, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 16, Section 17,  Section 18, Section 19, Section 20, Section 21 hereof and this Section 9(d) shall remain in effect.

Section 10.  Notices.  Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed to them c/o Merrill Lynch, One Bryant Park, New York, New York 10003, Attention: Syndicate Department, with a copy to ECM Legal; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-362, Attention: LCD-IBD (Fax: (212) 325-4296); Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention:  Equity Capital Markets, Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005 (Facsimile:  (212) 797-9344); Goldman, Sachs & Co., 200 West Street, New York, NY 10282; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention:  Corporate Equity Derivatives Desk (fax no:  (646) 441-4870); Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Fax:: (212) 214-5918); and notices to the Company or the Operating Partnership shall be directed to Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255, Attention: Ryan A. Berry.

Section 11.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees, employees, agents, broker-dealer affiliates and controlling persons referred to in Section 6 and Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 12.No Fiduciary Duty.  Each of the Company and the Operating Partnership hereby acknowledges that: (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Agents and any affiliate through which any Agent may be acting, on the other hand; (ii) each Agent is acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership; and (iii) the engagement of the Agents by the Company in connection with the offering and the process leading up to the offering of the Shares is as independent contractors and not in any other capacity.  Furthermore, each of the Company and the Operating Partnership agrees that such party is solely responsible for making such party’s own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising any such party on related or other matters).  Each of the Company and the Operating Partnership agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership in connection with such transaction or the process leading thereto. Each of the Company and the Operating Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company or the Operating Partnership with respect thereto.  Any review by any Agent of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the such Agent and shall not be on behalf of the Company, the Operating Partnership or any other person.

Section 13.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Agents, or any of them, with respect to the subject matter hereof.

Section 14.  Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to its choice of law provisions the application of which would result in the application of any other law.

Section 15.Waiver of Jury Trial.  Each of Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.Submission to Jurisdiction.  Each of the Company and the Operating Partnership (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Operating Partnership, as applicable, and may be enforced in any court to the jurisdiction of which Company or the Operating Partnership, as applicable, is subject by a suit upon such judgment.

Section 17.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 18.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

Section 19.  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 20.  Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21.Time.  Time shall be of the essence of this Agreement.  Except as otherwise set forth herein, specified times of day refer to New York City time.

*  *  *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Operating Partnership and the several Agents.

Very truly yours,

Colony Starwood Homes

By:/s/ Ryan A. Berry

Name:	Ryan A. Berry
Title:	Executive Vice President, General Counsel and Secretary

Colony Starwood Homes Partnership, L.P.

By:Colony Starwood Homes GP, Inc.,

its sole general partner

By:/s/ Ryan A. Berry

Name:	Ryan A. Berry
Title:	Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: _/s/   Jack Vissicchio ________________________

Name:  Jack Vissicchio

Title:  Managing Director, Co-Head of Americas
           Real Estate Investment Banking

Citigroup Global Markets Inc.

By: _/s/  Jared M. Nutt           _____________________

Name:  Jared M. Nutt

Title:  Vice President

Credit Suisse Securities (USA) LLC

By: _  /s/  Andy Richard_________________________

Name:  Andy Richard

Title:  Managing Director

Deutsche Bank Securities Inc.

By: _/s/  Francis Windels _______________________

Name:  Francis Windels

Title:  Managing Director

By: _/s/  Ben Darsney _________________________

Name:  Ben Darsney

Title:  Director

Goldman, Sachs & Co.

By: __/s/  Ian Taylor_________________________

Name:  Ian Taylor

Title:  Managing Director

J.P. Morgan Securities LLC

By: _/s/  Adam S. Rosenbluth_________________

Name:  Adam S. Rosenbluth

Title:  Executive Director

Morgan Stanley & Co. LLC

By: _/s/  Jon Sierant________________________

Name:  Jon Sierant

Title:  Executive Director

Wells Fargo Securities, LLC

By: __/s/  Elizabeth Alvarez_________________

Name:  Elizabeth Alvarez

Title:  Managing Director